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                                                                    EXHIBIT 21.1


                                CORESTAFF, INC.

                                  SUBSIDIARIES



Colorado Therapists On Call, Inc., a Colorado corporation
COMSYS Technical Services, Inc., a Delaware corporation
COREStaff Acquisition Sub #5, Inc., a Colorado corporation
COREStaff Acquisition Sub #6, Inc., a Delaware corporation
COREStaff Acquisition Sub #7, Inc., a Delaware corporation
COREStaff Communication Services, Inc., a Delaware corporation
COREStaff Consolidated Management Solutions, Inc., a Delaware corporation COREStaff Holdings, Inc., a Delaware corporation
COREStaff Personnel Systems, Inc., a California corporation
COREStaff Services, Inc., a Delaware corporation
COREStaff Services (California), Inc., a Delaware corporation
COREStaff Support Services, Inc., a California corporation
COREStaff (UK) Limited, a U.K. corporation
EUROCOMSYS (UK) Limited, a U.K. corporation
Leafstone, Inc., a New York corporation
Professional Healthcare Providers, Inc., a California corporation
Regency Staffing, Inc., a Florida corporation
Technology and Process Consulting, Inc., a Delaware corporation